Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports Fourth Quarter and Full Year 2018 Financial Results

FORT WORTH, Texas—October 1, 2018—KMG (NYSE: KMG), a global provider of specialty chemicals and performance materials, today announced financial results for the fourth fiscal quarter and fiscal year ended July 31, 2018.

2018 Fourth Quarter Financial Highlights

•	Sales grew to a record $122.4 million, an increase of 27% compared to the same quarter last year.
•	GAAP diluted earnings per share was $1.13, up 163% compared to $0.43 per diluted share in the fourth quarter of fiscal 2017.
•	Adjusted diluted earnings per share[1] increased to a record $1.26 compared to $0.69 per share reported in the fourth quarter of fiscal 2017.
•	GAAP net income rose 237% to $18.0 million compared to $5.3 million in last year’s fourth quarter.
•	Adjusted EBITDA[2] increased to $31.1 million, from $20.6 million in the fourth quarter of fiscal 2017.

2018 Fiscal Year Financial Highlights

•	Sales increased 40% year-over-year to a record $465.6 million.
•	GAAP diluted earnings per share was a record $4.29, up from $1.92 in fiscal 2017. Adjusted diluted earnings per share was a record $4.33, up 91% from the prior year.
•	GAAP net income rose 174% from the prior year to a record $64.8 million.
•	Adjusted EBITDA grew to a record $119.5 million, an increase of 99% from the prior year’s $60.2 million.

Recent Merger Announcement

On August 15, 2018, Cabot Microelectronics Corporation and KMG Chemicals, Inc. announced a definitive agreement under which Cabot Microelectronics will acquire KMG Chemicals in a cash and stock transaction with a total enterprise value of approximately $1.6 billion. Under the terms of the agreement, KMG shareholders will be entitled to receive, per KMG share, $55.65 in cash and 0.2000 of a share of Cabot Microelectronics common stock.

Due to the pending transaction with Cabot Microelectronics, KMG is not hosting a conference call in conjunction with its fourth quarter and full year 2018 earnings release and does not expect to do so for future quarters. Completion of the transaction is subject to approval by

[1] Non-U.S. GAAP measure. See Table 2 for reconciliation. Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG’s shareholders and other customary closing conditions. The transaction is expected to close by the end of the current calendar year.

“Fiscal 2018 was a year of progress, growth and continued strong performance for KMG,” said Chris Fraser, KMG chairman and CEO. “We again achieved record financial results, with fiscal 2018 sales exceeding the top end of our upwardly revised guidance range and fiscal 2018 adjusted EBITDA at the high end of our forecast. We also achieved record earnings per share of $4.29 on a GAAP basis. Throughout the year, we further strengthened our diverse and market-leading businesses and continued to enhance our efficiency across our global operations.”

Mr. Fraser concluded, “Over the past five years, KMG’s adjusted EBITDA and adjusted earnings per share have increased approximately fourfold, a period of sustained growth and progress that culminated in an outstanding fiscal 2018 year. I would like to thank our exceptional employees whose dedication, passion and teamwork have driven our growth and success for more than two decades. On behalf of our entire organization, I sincerely thank our investors for placing their confidence and trust in KMG.”

Consolidated results

Fourth Quarter Dollars in thousands, except EPS	Fiscal 2018		Fiscal 2017
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]
Net sales	$122,394	$122,394	$96,260	$96,260
Operating income	22,362	26,870	10,245	14,628
Operating margin	18.3%	22.0%	10.6%	15.2%
Net income	18,009	20,199	5,338	8,535
Diluted earnings per share	$1.13	$1.26	$0.43	$0.69

Fiscal Year ended July 31 Dollars in thousands, except EPS	Fiscal 2018		Fiscal 2017
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[5]	(GAAP)	(non-GAAP)[6]
Net sales	$465,556	$465,556	$333,442	$333,442
Operating income	88,125	102,617	37,333	43,300
Operating margin	18.9%	22.0%	11.2%	13.0%
Net income	64,841	65,404	23,633	27,859
Diluted earnings per share	$4.29	$4.33	$1.92	$2.27

[3]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[6]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Business segment results

Electronic Chemicals	Fourth Quarter	Fourth Quarter	Full Year	Full Year
Dollars in thousands	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$79,622	$71,792	$302,023	$276,621
Operating income	11,678	9,132	46,554	35,285
Operating margin	14.7%	12.7%	15.4%	12.8%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $79.6 million, up 10.9% from the fourth quarter of fiscal 2017. Product volume growth primarily drove the sales increase.
•

Operating income of $11.7 million, up 27.8% from $9.1 million in the same period of fiscal 2017. Operating income increased primarily due to product volume growth and operating efficiencies. Operating margin improved to 14.7% compared to 12.7% in the prior-year period.

•	Adjusted EBITDA[7] of $14.5 million compared to $12.9 million last year.

For the fiscal 2018 year, the Electronic Chemicals segment reported:

•	Sales of $302.0 million, an increase of 9.2% compared to the prior year. Product volume growth was the primary driver of the sales increase.
•

Operating income of $46.6 million, up 31.9% from $35.3 million in the prior year. Operating income increased due to product volume growth, a favorable product mix and operating efficiencies. Operating margin increased to 15.4% from 12.8% in the prior year.

•	Adjusted EBITDA[8] of $57.2 million compared to $48.8 million in fiscal 2017.

[7]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[8]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Performance Materials

The Performance Materials segment consists of the pipeline performance business and the wood treating chemicals business.

Performance Materials	Fourth Quarter	Fourth Quarter	Full Year	Full Year
Dollars in thousands	Fiscal 2018	Fiscal 2017	Fiscal 2018	Fiscal 2017
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$42,772	$24,468	$163,533	$56,821
Operating income	14,557	2,877	54,991	13,804
Operating margin	34.0%	11.8%	33.6%	24.3%

For the fourth fiscal quarter, the Performance Materials segment reported:

•

Sales of $42.8 million, up 75% from $24.5 million in the same period a year ago. Sales growth reflected a full quarter of contribution from Flowchem as compared to a partial quarter in Q4 2017, as well as product volume growth in the pipeline performance and wood treating chemicals businesses.

•

Operating income of $14.6 million, or 34.0% of sales, compared to $2.9 million, or 11.8% of sales, last year. The increase in operating income was due to a full quarter of contribution from Flowchem as compared to a partial quarter in Q4 2017, as well as product volume growth in the pipeline performance and wood treating chemicals businesses. Operating income in the fourth quarter of fiscal 2017 was dampened due to the step-up in basis for acquired Flowchem inventories totaling $3.7 million, as well as a $2.5 million increase in depreciation and amortization related to the acquisitions of Sealweld and Flowchem.

•	Adjusted EBITDA[9] of $18.8 million compared to $10.1 million last year.

For the fiscal 2018 year, the Performance Materials segment reported:

•

Sales of $163.5 million, up 188% from the prior year. The sales increase was driven by full-year contributions from Sealweld and Flowchem, as well as product volume growth in the pipeline performance and wood treating chemicals businesses.

•

Operating income of $55.0 million, or 33.6% of sales, compared to $13.8 million, or 24.3% of sales, last year. Operating income improved due to higher sales and product volume growth in the pipeline performance and wood treating chemicals businesses. Operating income in fiscal 2017 was unfavorably impacted by a $3.7 million purchase price adjustment to acquired Flowchem inventories and a $2.7 million increase in depreciation and amortization.

•	Adjusted EBITDA[10] of $71.8 million compared to $22.3 million last year.

[9]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[10]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation, and pipeline and energy markets. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2018	2017	2018	2017
Net sales	$122,394	$96,260	$465,556	$333,442
Cost of sales	70,959	59,518	267,895	203,304
Gross profit	51,435	36,742	197,661	130,138

Distribution expenses	9,247	9,989	36,439	38,318
Selling, general and administrative expenses	15,961	12,279	57,900	50,188
Amortization of intangible assets	3,860	4,279	15,123	4,279
Restructuring charges	5	(50)	74	20
Operating income	22,362	10,245	88,125	37,333
Other (expense) income
Interest expense, net	(4,196)	(4,167)	(21,529)	(4,817)
Loss on the extinguishment of debt	(342)	(353)	(6,710)	(353)
Derivative fair value gain	338	−	5,576	−
Other, net	(86)	190	(1,063)	279
Total other (expense) income, net	(4,286)	(4,330)	(23,726)	(4,891)

Income before income taxes	18,076	5,915	64,399	32,442
Provision for income taxes	(67)	(577)	442	(8,809)
Net income	$18,009	$5,338	$64,841	$23,633
Earnings per share:
Net income per common share basic	$1.16	$0.45	$4.41	$1.99
Net income per common share diluted	$1.13	$0.43	$4.29	$1.92

Weighted average shares outstanding:
Basic	15,507	11,890	14,708	11,885
Diluted	15,994	12,436	15,111	12,286

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	July 31,	July 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$24,436	$20,708
Accounts receivable
Trade, net of allowances of $219 at July 31, 2018 and $263 at July 31, 2017	61,895	51,168
Other	9,943	6,168
Inventories, net	54,218	46,482
Prepaid expenses and other	4,807	8,617
Total current assets	155,299	133,143

Property, plant and equipment, net	117,101	105,435
Goodwill	233,204	224,391
Intangible assets, net	300,457	320,401
Other assets, net	12,373	9,061
Total assets	$818,434	$792,431

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$39,005	$29,570
Accrued liabilities	12,524	12,456
Employee incentive accrual	7,726	7,713
Current portion of long-term debt	−	3,167
Total current liabilities	59,255	52,906

Long-term debt	306,119	523,102
Deferred tax liabilities	32,129	37,944
Other long-term liabilities	4,864	4,763
Total liabilities	402,367	618,715

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	−
Common stock, $.01 par value, 40,000,000 shares authorized, 15,509,733 shares issued and outstanding at July 31, 2018 and 11,889,649 shares issued and outstanding at July 31, 2017	155	119
Additional paid-in capital	222,371	42,535
Accumulated other comprehensive loss	(10,321)	(9,712)
Retained earnings	203,862	140,774
Total stockholders’ equity	416,067	173,716
Total liabilities and stockholders’ equity	$818,434	$792,431

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	July 31,
	2018	2017
Cash flows from operating activities
Net income	$64,841	$23,633
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	29,948	16,964
Loss on extinguishment of debt	6,710	353
Amortization of loan costs included in interest expense	1,421	401
Stock-based compensation expense	7,964	6,259
Deferred income tax (benefit)/expense	(5,517)	(1,090)
Other	371	(1,028)
Derivative fair value gain	(5,576)	−
Debt repricing transaction costs	607	−
Changes in operating assets and liabilities
Accounts receivable — trade	(11,039)	(3,146)
Accounts receivable — other	(2,221)	254
Inventories	(8,206)	2,870
Other current and noncurrent assets	(566)	(1,500)
Accounts payable	9,904	(1,096)
Accrued liabilities and other	(666)	2,049
Net cash provided by operating activities	87,975	44,923

Cash flows from investing activities
Additions to property, plant and equipment	(23,654)	(13,074)
Purchase of Sealweld, net of cash acquired	(585)	(16,599)
Purchase of Flowchem, net of cash acquired	−	(495,000)
Other investing activities	(988)	(753)
Proceeds from insurance claim	50	1,251
Net cash used in investing activities	(25,177)	(524,175)

Cash flows from financing activities
Proceeds from sale of common stock, net of issuance costs	175,637	−
Principal payments on borrowings of term loan	(228,000)	(10,000)
Debt repricing transaction costs	(607)	−
Proceeds from term loan	−	550,000
Borrowings under credit facility	−	17,000
Deferred financing costs	−	(15,323)
Net payments under credit facility	−	(52,800)
Cash payments related to tax withholdings from stock-based awards	(3,729)	(277)
Payment of dividends	(1,753)	(1,423)
Other financing activities	32	−
Net cash (used in)/provided by financing activities	(58,420)	487,177

Effect of exchange rate changes on cash	(650)	(645)
Net increase in cash, cash equivalents and restricted cash	3,728	7,280
Cash, cash equivalents and restricted cash at beginning of period	20,708	13,428
Cash, cash equivalents and restricted cash at end of period	$24,436	$20,708

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)	Fourth Quarter Fiscal 2018	Fourth Quarter Fiscal 2017
Consolidated GAAP net income	$18,009	$5,338
Add back:
Interest expense, net	4,196	4,167
Loss on the extinguishment of debt	342	353
Provision for income taxes	67	577
Depreciation & amortization*	7,590	6,100
Acquisition & integration expenses	1,266	−
Derivative fair value gain	(338)	−
Corporate relocation expense	−	405
Restructuring charges, excluding accelerated depreciation	5	1
Effect of purchase price accounting on acquired inventories valuation**	−	(50)
Purchase price adjustment to inventories	−	3,674
Consolidated adjusted EBITDA	$31,137	$20,565

* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

** Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1 (continued)

(in thousands)	Year Ended July 31, 2018	Year Ended July 31, 2017
Consolidated GAAP net income	$64,841	$23,633
Add back (deduct):
Interest expense, net	21,529	4,817
Income taxes	(442)	8,809
Depreciation & amortization*	29,948	16,964
Loss on the extinguishment of debt	6,710	353
Derivative fair value gain	(5,576)	—
Debt repricing transaction costs	607	—
Acquisition & integration expenses	1,843	1,550
Corporate relocation expense	—	370
Restructuring & realignment charges, excluding accelerated depreciation	74	20
Effect of purchase price accounting on acquired inventories valuation**	—	3,674
Consolidated adjusted EBITDA	$119,534	$60,190

* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

** Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Fourth Quarter Fiscal 2018	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$11,678	$$14,557	$(3,873)	$22,362
Other income (expense), net	61	(72)	(75)	(86)
Depreciation and amortization	2,727	4,325	538	7,590
Acquisition & integration expenses	−	38	1,228	1,266
Restructuring charges	5	−	−	5
Adjusted EBITDA	14,471	18,848	(2,182)	31,137
Corporate allocation	3,201	2,458	(5,659)	−
Adjusted EBITDA excl. corporate allocation	$17,672	$21,306	$(7,841)	$31,137

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A (continued)

Year Ended July 31, 2018	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$46,554	$54,991	$(13,420)	$88,125
Other income (expense), net	(555)	(112)	(396)	(1,063)
Depreciation and amortization	11,145	16,743	2,060	29,948
Acquisition & integration expenses	−	163	1,680	1,843
Restructuring charges	74	−	−	74
Debt repricing transaction costs	−	−	607	607
Adjusted EBITDA	57,218	71,785	(9,469)	119,534
Corporate allocation	12,304	8,351	(20,655)	−
Adjusted EBITDA excl. corporate allocation	$69,522	$80,136	$(30,124)	$119,534

Fourth Quarter Fiscal 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$9,234	$2,877	$(1,866)	$10,245
Other income (expense), net	397	(101)	(106)	190
Depreciation and amortization	3,282	2,821	(3)	6,100
Acquisition & integration expenses	12	819	(426)	405
Effect of purchase price accounting on acquired inventories valuation	—	3,674	—	3,674
Restructuring charges*	—	—	(50)	(50)
Corporate relocation expense	—	—	1	1
Adjusted EBITDA	12,924	10,090	(2,449)	20,565
Corporate allocation	3,896	1,006	(4,902)	—
Adjusted EBITDA excl. corporate allocation	$16,820	$11,096	$(7,351)	$20,565
*Excludes depreciation

Year Ended July 31, 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$35,317	$13,804	$(11,788)	$37,333
Other income (expense), net	659	(167)	(215)	277
Depreciation and amortization	12,772	4,192	—	16,964
Acquisition & integration expenses	20	819	712	1,550
Effect of purchase price accounting on acquired inventories valuation	—	3,674	—	3,674
Restructuring charges*	—	—	20	20
Corporate relocation expense	—	—	370	370
Adjusted EBITDA	48,768	22,322	(10,900)	60,190
Corporate allocation	12,894	3,282	(16,176)	—
Adjusted EBITDA excl. corporate allocation	$61,662	$25,604	$(27,076)	$60,190
* Excludes depreciation

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)	Three Months Ended
	July 31,
	2018	2017
Net income	$18,009	$5,338
Items impacting pre-tax income:
Amortization of Flowchem intangible assets	3,237	—
Loss on the extinguishment of debt	342	353
Acquisition & integration expenses	1,266	405
Amortization of debt discounts and financing costs	298	—
Restructuring & realignment charges	5	(50)
Derivative fair value gain	(338)	—
Impact of the Tax Cuts and Jobs Act	(1,321)	—
Corporate relocation expense	—	1
Effect of purchase price accounting on acquired inventories valuation*	—	3,674
Provision for income taxes**	(1,299)	(1,186)
Adjusted net income	$20,199	$8,535
Adjusted diluted earnings per share	$1.26	$0.69
Weighted average diluted shares outstanding	15,994	12,436

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

** For fiscal year 2018, represents the aggregate tax-effect assuming a 27% tax rate of the items impacting pre-tax income, which is our estimated U.S. statutory federal tax rate for fiscal year 2018 following the enactment of the Tax Cut and Jobs Act of 2017 in December 2017.  For the fiscal year ended 2017, represents the aggregate tax-effect of assuming a 35% tax rate of items impacting pre-tax income.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2 (continued)

(in thousands)	Year Ended
	July 31,
	2018	2017
Net income	$64,841	$23,633
Items impacting pre-tax income:
Amortization of Flowchem intangible assets	12,575	—
Loss on extinguishment of debt	6,710	353
Acquisition & integration expenses	1,843	1,550
Amortization of debt discounts and financing costs	1,421	—
Debt repricing transaction costs	607	—
Restructuring & realignment charges	74	20
Derivative fair value gain	(5,576)	—
Impact of the Tax Cuts and Jobs Act	(12,326)	—
Corporate relocation expense	—	370
Effect of purchase price accounting on acquired inventories valuation*	—	3,674
Income taxes**	(4,765)	(1,741)
Adjusted net income	$65,404	$27,859
Adjusted diluted earnings per share	$4.33	$2.27
Weighted average diluted shares outstanding	15,111	12,286

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

** For fiscal year 2018, represents the aggregate tax-effect assuming a 27% tax rate of the items impacting pre-tax income, which is our estimated U.S. statutory federal tax rate for fiscal year 2018 following the enactment of the Tax Cut and Jobs Act of 2017 in December 2017.  For the fiscal year ended 2017, represents the aggregate tax-effect of assuming a 35% tax rate of items impacting pre-tax income.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Fourth Quarter Fiscal 2018	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$22,362	18.3%	$18,009	$1.13
Amortization of Flowchem intangible assets	3,237	2.6%	2,363	0.15
Acquisition & integration expenses	1,266	1.0%	924	0.05
Restructuring & realignment charges	5	0.1%	4	0.00
Impact of the Tax Cuts and Jobs Act	—	0.0%	(1,321)	(0.08)
Loss on the extinguishment of debt	—	0.0%	250	0.02
Derivative fair value gain	—	0.0%	(247)	(0.02)
Amortization of debt discounts and financing costs	—	0.0%	217	0.01
Non-GAAP measure	$26,870	22.0%	$20,199	$1.26

Year Ended July 31, 2018	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$88,125	18.9%	$64,841	$4.29
Amortization of Flowchem intangible assets	12,575	2.7%	9,181	0.61
Acquisition & integration expenses	1,843	0.4%	1,345	0.09
Restructuring & realignment charges	74	0.0%	54	0.01
Impact of the Tax Cuts and Jobs Act	—	0.0%	(12,326)	(0.82)
Loss on the extinguishment of debt	—	0.0%	4,899	0.32
Derivative fair value gain	—	0.0%	(4,070)	(0.27)
Amortization of debt discounts and financing costs	—	0.0%	1,037	0.07
Debt repricing transaction costs	—	0.0%	443	0.03
Non-GAAP measure	$102,617	22.0%	$65,404	$4.33

Fourth Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$10,245	10.6%	$5,338	$0.43
Acquisition & integration expenses	405	0.4%	263	0.02
Loss on the extinguishment of debt	353	0.4%	230	0.02
Restructuring & realignment charges	(50)	(0.0)%	(32)	0.00
Corporate relocation expense	1	0.0%	1	0.00
Effect of purchase price accounting on acquired inventories valuation*	3,674	3.8%	2,735	0.22
Non-GAAP measure	$14,628	15.2%	$8,535	$0.69

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes, and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A (continued) Year Ended July 31, 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$37,333	11.2%	$23,633	$1.92
Acquisition & integration expenses	1,550	0.5%	1,008	0.08
Loss on the extinguishment of debt	353	0.1%	229	0.02
Restructuring & realignment charges	20	0.0%	13	0.01
Corporate relocation expense	370	0.1%	241	0.02
Effect of purchase price accounting on acquired inventories valuation*	3,674	1.1%	2,735	0.22
Non-GAAP measure	$43,300	13.0%	$27,859	$2.27

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG